Exhibit 10.4

GUARANTY OF LEASE

Zanesville Facility

FOR VALUE RECEIVED, and in consideration for, and as an inducement to CHT ZANESVILLE OH SENIOR LIVING, LLC, a Delaware limited liability company, as “Landlord,” to enter into a certain Lease Agreement dated as of the date hereof, with respect to a senior living facility in Zanesville, Muskingum County, Ohio (the “Lease,” which is incorporated herein by reference) with TSMM MANAGEMENT, LLC, a South Dakota limited liability company, as “Tenant,” each of JAMES L. THARES, BRIAN J. MORGAN, WILLIAM J. SCHAEFBAUER II and MARK W. MCNEARY, as “Guarantor,” absolutely, unconditionally and irrevocably guarantees to Landlord the full and prompt payment of all rent and all other charges to be paid by Tenant under the Lease and the full and timely performance and observance of all covenants, conditions, and agreements therein provided to be performed and observed by Tenant pursuant to the Lease.

The validity of this Guaranty of Lease (this “Guaranty”) and the obligations of the Guarantor shall not be terminated, affected, or impaired by reason of (i) any forbearance, releases, settlements or compromises between Landlord and Tenant or any other guarantor, by reason of any waiver of or failure to enforce any of the rights and remedies reserved to Landlord in the Lease or otherwise; (ii) the invalidity, illegality or unenforceability of the Lease for any reason whatsoever; (iii) the relief or release of Tenant or any other guarantor from any of their obligations under the Lease by operation of law or otherwise, including, without limitation, the insolvency, bankruptcy, liquidation or dissolution of Tenant or any other guarantor or the rejection of or assignment of the Lease in connection with proceedings under the bankruptcy laws now in effect or hereafter enacted (other than any written release of Tenant or any release of Tenant pursuant to the express terms of the Lease in connection with a permitted assignment thereunder as provided hereinbelow); (iv) the release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral securing the Lease; or (v) any other act or omission of Landlord or Tenant which would otherwise constitute or create a legal or equitable defense in favor of Guarantor except to the extent that the same constitutes a defense to enforcement of the Lease against the Tenant thereunder.

Each Guarantor represents and warrants that he has a material economic interest in Tenant and that the execution of this Lease will be of direct benefit to him, whether or not he shall ever occupy any portion of the Leased Property (as defined in the Lease). This Guaranty will remain in full force and effect as to any renewal, modification, amendment, or extension of the Lease, any assignment or transfer by Landlord, any assignment, transfer or subletting by Tenant, any change in the status, composition, structure or name of Tenant or Guarantor, or any holdover by Tenant under the Lease, and as to any assignee of Tenant’s interest under the Lease.

If Guarantor, directly or indirectly, advances any sums to Tenant, such sums and indebtedness will be subordinate in all respects to the amounts then and thereafter due and owing by Tenant under the Lease. Payment by Guarantor of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the rights or remedies Landlord may have against Tenant, unless and until all of the obligations then payable or performable by Tenant under the Lease have been performed, including particularly, but without limitation, payment of the full amount then due and owing to Landlord under the Lease and this Guaranty.

Wherever reference is made to the liability, obligations or covenants of Tenant in the Lease, such reference is deemed likewise to refer to each Guarantor, jointly and severally, with Tenant and any other Guarantors. The liability of Guarantor for the obligations of the Lease shall be primary; in any rights of action which accrues to Landlord under the Lease, Landlord may proceed against Guarantor and/or Tenant, jointly or severally, and may proceed against any Guarantor without having demanded performance of, commenced any action against, exhausted any remedy against, or obtained any judgment against Tenant or any other Guarantor. This is a guaranty of payment and not of collection, and Guarantor waives any obligation on the part of Landlord to enforce the terms of the Lease against Tenant or any other Guarantor as a condition to Landlord’s right to proceed against Guarantor.

Guarantor expressly waives: (i) notice of acceptance of this Guaranty and of presentment, demand and protest; (ii) notice of any default hereunder or under the Lease (other than notices and copies thereof to the parties specified in and as expressly required by the Lease) and of all indulgences; (iii) demand for observance, performances, or enforcement of any terms for provisions of this Guaranty or the Lease; and (iv) all other notices and demands otherwise required by law which Guarantor may lawfully waive. Guarantor agrees that if this Guaranty is enforced by suit or otherwise, Guarantor shall reimburse Landlord, upon demand, for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees.

Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or further provision of the Bankruptcy Reform Act of 1978, or if such a petition be filed by creditors of said Tenant, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of its property and assets is appointed by any State or Federal court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Guaranty and the liability of Guarantor with respect to the Lease shall be of the same scope as if Guarantor itself executed the Lease as the named lessee thereunder and no “rejection” and/or “termination” of the Lease in any of the proceedings referred to in this paragraph shall be effective to release and/or terminate the continuing liability of Guarantor to Lessor under this Guaranty with respect to the Lease for the remainder of the Lease term stated therein unaffected by any such “rejection” and/or “termination” in said proceedings; and if, in connection with any of the circumstances referred to in this paragraph, Lessor should request that Guarantor execute a new lease for the balance of the term of the Lease (unaffected by any such “rejection” and/or “termination” in any of said proceedings), but in all other respects identical with the Lease, Guarantor shall do so as the named “Tenant” under such new lease (irrespective of the fact that the existing Lease may have been “rejected” or “terminated” in connection with any proceedings referred to in this paragraph). In the event of failure or refusal of Guarantor to execute such new lease as therein provided, without limiting any of the legal or equitable remedies of Lessor on account of such failure or refusal, Guarantor agrees that Lessor shall have the right to obtain a decree of specific performance against Guarantor.

Guarantor further agrees that, to the extent Tenant or Guarantor makes a payment or payments to Landlord under the Lease or this Guaranty, which payment or payments or any part thereof are substantially invalidated, declared to be fraudulent or preferential, set aside and /or required to be repaid to the Tenant or Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

Guarantor hereby waives, to the maximum extent permitted by law, all defenses available to a surety, whether or not the waiver is specifically enumerated in this Guaranty.

All of the terms and provisions of this Guaranty shall inure to the benefit of the successors and assigns of Landlord and are binding upon the respective successors and assigns of Guarantor.

Within seven (7) days after written request therefor, from Landlord, Guarantor shall deliver to Landlord, or its designee, an estoppel letter from Guarantor ratifying and confirming Guarantor’s obligations under this Guaranty.

A determination that any provision of this Guaranty is unenforceable or invalid will not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Guaranty to any person or circumstances is illegal or unenforceable will not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

No modification or amendment of this Guaranty will be effective unless executed by Guarantor and consented to by Landlord in writing, and no cancellation of this Guaranty will be valid unless executed by Landlord in writing.

If Tenant’s obligations are void or voidable due to illegal or unauthorized acts by Tenant in the execution of the Lease, Guarantor shall nevertheless be liable hereunder to the same extent as it would have been if the obligations of the Tenant had been enforceable against the Tenant.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

This Guaranty is governed exclusively by its provisions, and by the laws of the State in which the Premises are located, as the same may from time to time exist.

EXECUTED as of the 19th day of December, 2012.

/s/ James L. Thares
JAMES L. THARES

/s/ Brian J. Morgan
BRIAN J. MORGAN

/s/ William J. Schaefbauer II
WILLIAM J. SCHAEFBAUER II

/s/ Mark W. McNeary
MARK W. MCNEARY

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